Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in (a) the Registration Statements (Form S-8 No. 333-135222, Form S-8 No. 333-85657, Form S-8 No. 33-57131, Form S-8 No. 33-62968, Form S-8 No. 33-33958, Form S-8 No. 33-20069) pertaining to the Moog Inc. Savings and Stock Ownership Plan, (b) the Registration Statement (Form S-8 No. 333-73439) pertaining to the Moog Inc. 1998 Stock Option Plan, (c) the Registration Statement (Form S-3 No. 333-138406, Form S-3 No. 333-131801) of Moog Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8 No. 333-111107) pertaining to the Moog Inc. 2003 Stock Option Plan, of our reports dated November 20, 2006 with respect to the consolidated financial statements and financial statement schedule of Moog Inc., Moog Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Moog Inc., included in the Annual Report (Form 10-K) for the year ended September 30, 2006.
/s/ Ernst & Young LLP
Buffalo, New York
November 28, 2006